                                                                   Exhibit 99.10
Potential Dilution Chart

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Name of Security      Amount        Term          Conversion or             Registration     Resulting Number of  % of Total Current
                                                  Exercise Price            Status of        of Common            Outstanding on a
                                                                            Underlying                            Fully-Diluted
                                                                            Common Stock                          Basis Assuming
                                                                                                                  Full Conversion
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
Series A Preferred     1,141  mandatory          1141 divided by $6.11      Unregistered        18,674                  Less than 1%
- March                       conversion on      times 100 (until March
                              February 28, 2005  25, 2001)
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Warrant               1       expires March 9,   $3.09 per share common     Unregistered        40,000                  Less than 1%
                              2002               stock
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Series A Preferred    13,116  mandatory          13,116 divided by $.7078   Unregistered        1,810,681, assuming     2.5%
- April 23, 1999              conversion on      times 100 (until April                         conversion at 141.283
                              February 28, 2005  23, 2000)                                      (plus Venbanc)
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Warrant               1       expires July 2,    $ 1.25                     to be registered,   50,000                  Less than 1%
                              2004                                          included in
                                                                            registration
                                                                            statement filed
                                                                            with SEC in
                                                                            October, 1999
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Warrant               1       expires            $ 1.19                     to be registered,   20,000                  Less than 1%
                              September 24,                                 included in
                              2004                                          registration
                                                                            statement filed
                                                                            with SEC in
                                                                            October, 1999
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Series A Preferred    4,370  mandatory           4370 divided by $.8969     unregistered       487,233                  Less than 1%
- December 3, 1999           conversion on       times 100 (until
                             February 28, 2005   December 3, 2000)
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

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Series A Preferred -        10,000  mandatory          10,000 divided by $.9430   unregistered      1,060,445          1.48%
December 8, 1999                    conversion on      times 100 (until
                                    February 28, 2005  December 8, 2000)
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Warrant                     1       exercisable        $.9430                     unregistered        106,045          Less than 1%
                                    after December
                                    8, 2000; expires
                                    December 8, 2004
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Series A Preferred -        10,000  mandatory          10,000 divided by          to be registered,   506,329          Less than 1%
February 4, 2000                    conversion on      $1.975 times 100 (until    initial filing
                                    February 28, 2005  February 2, 2001)          April 30, 2000
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Series D Preferred           3,000  mandatory          lesser of $5.4375 or 83%   to be registered,   551,724 assuming Less than 1%
                                    conversion on      of the average of the 5    included in         conversion price
                                    February 22, 2002  lowest closing bid         amendment to        of $5.4375
                                                       prices of the common       registration
                                                       stock during the 10        statement filed
                                                       trading days preceding     with SEC in
                                                       conversion, times 1000     October, 1999
                                                       per share
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Warrants                    2       expires February   $ 4.37                     to be registered    150,000          Less than 1%
                                    22, 2004
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Series D Redemption         1       expires five       $ 4.37                     to be registered    150,000          Less than 1%
Warrant                             years from date
(may be issued if ATSI              of issuance
redeems)
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Common stock                19,693  n/a                n/a                        to be registered     19,693          Less than 1%
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Warrants                    2       Expire March 31,   $ 7.17                     Piggyback           175,000          Less than 1%
                                    2003                                          registration
                                                                                  rights
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Vested options under                earlier of 10      n/a                        registered          283,500          Less than 1%
stock option plans                  years from date
                                    of grant or four
                                    months
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

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

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                                    from
                                    termination of
                                    employment
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Unvested options under              same as vested     n/a                   registered       1,336,881         1.87%
stock option plans
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TOTAL NEW SHARES  OF                                                                          6,766,205         9.47%
COMMON STOCK
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

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